Exhibit 99.1

FOR IMMEDIATE RELEASE

XPERI CORPORATION ANNOUNCES THIRD QUARTER 2017 RESULTS

San Jose, Calif. (November 2, 2017) – Xperi Corporation (Nasdaq: XPER) (the “Company” or “we”) today announced financial results for the third quarter ended September 30, 2017.

“Though we are confident that we will favorably resolve certain matters currently impacting our business and will return to our anticipated growth path as we move into 2018 and beyond, we are obviously disappointed in today’s results and the revised outlook for the year,” said Jon Kirchner, CEO of Xperi. “Our focus on innovating in audio, imaging and semiconductor technology, coupled with building advanced, integrated hardware, software and embedded solutions, will provide important differentiation and deliver compelling and intelligent experiences to consumers. This strategy builds on a solid, diversified and attractive business, and will further enhance our ability to deliver strong profitability, cash flow, and long-term growth over time.”

Financial Highlights

($ in millions, except per share data)

	Q3 2017		Q3 2016
Revenue	$88.5		$62.4
GAAP Net Income (Loss)	$(12.1)		$23.8
Non-GAAP Net Income	$15.9		$28.6
GAAP EPS (LPS)	$(0.24)		$0.48
Non-GAAP EPS	$0.30		$0.57

Other Relevant Metrics	Q3 2017		Q3 2016
Purchase Accounting Impact	$7.0	[1]	$0
Operating Cash Flow	$40.0		$38.6
Cash, Cash Equivalents & S-T Investments	$157.3	[2]	$396.3
Total Debt	$595.5		$0
Debt Principal Paid	$1.5		$0

[1]	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.
[2]	Includes $8.5 million of restricted cash in Q3 2017.

Stock Repurchase Program

During the third quarter of 2017, the Company repurchased approximately 0.4 million shares of common stock for an aggregate amount of $10 million. These purchases were executed under the Company’s stock repurchase program. As of September 30, 2017, the Company had approximately $148.2 million remaining under its current repurchase program.

Dividends

On September 8, 2017, the Company paid $9.9 million to stockholders of record on August 18, 2017, for the quarterly cash dividend of $0.20 per share of common stock.

Additionally, on October 25, 2017, the Board of Directors approved a regular quarterly dividend of $0.20 per share of common stock, payable on December 13, 2017, to stockholders of record on November 22, 2017.

Financial Guidance

Q4 2017	GAAP Outlook	Non-GAAP Outlook
Revenue	$83M to 138M	NA
(LPS) EPS	$(0.30) to $0.33	$0.29 to $0.78
Purchase Accounting Impact [1]	$6.0M

FY 2017	GAAP Outlook
Revenue	$330M to 385M
Operating Cash flow	$110M to 155M
Fully Diluted Shares	50M
Purchase Accounting Impact [1]	$51.6M

[1]	Purchase Accounting Impact represents receipts from contracts with customers that are not recorded as revenue due to purchase accounting rules, but which would have been recorded as revenue if not for the acquisition of DTS. Internally, management includes the cash flow impact from these contracts when evaluating the Company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Conference Call Information

The Company will hold its third quarter 2017, earnings conference call at 2:00 PM Pacific time (5:00 PM Eastern time) on Thursday, November 2, 2017. To access the call in the U.S., please dial +1 800-289-0438, and for international callers dial +1 323-794-2423, approximately 15 minutes prior to the start of the conference call. The conference ID is 7881268. The conference call will also be broadcast live over the Internet at www.xperi.com and available for replay for 90 days at www.xperi.com.

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Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results and guidance, resolution of outstanding matters, and strategic plans and growth objectives. Material factors that may cause results to differ from the statements made include the plans or operations relating to the businesses of the Company; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductors and products utilizing our audio and imaging technologies; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies due to high concentration in applicable markets for such technologies; the impact of competing technologies on the demand for the Company’s technologies; failure to realize the anticipated benefits of the Company’s recent acquisition of DTS, Inc., including as a result of integrating the business of DTS; pricing trends, including the Company’s ability to achieve economies of scale; the expected amount and timing of cost savings and operating synergies; and other developments in the markets in which the Company operates, as well as management’s response to any of the aforementioned factors. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the Company’s recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with the Securities and Exchange Commission (the “SEC”). The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except to the extent required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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About Xperi Corporation

Xperi Corporation (Nasdaq: XPER) and its brands, DTS, FotoNation, HD Radio, Invensas and Tessera, are dedicated to creating innovative technology solutions that enable extraordinary experiences for people around the world. Xperi’s solutions are licensed by hundreds of leading global partners and have shipped in billions of products in areas including premium audio, broadcast, automotive, computational imaging, computer vision, mobile computing and communications, memory, data storage, and 3D semiconductor interconnect and packaging. For more information, please call 408-321-6000 or visit www.xperi.com.

Xperi, DTS, Invensas, FotoNation, HD Radio, Tessera and their respective logos are trademarks or registered trademarks of affiliated companies of Xperi Corporation in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Recurring and IP Episodic Revenue

Recurring revenue is defined as revenue from a license agreement or other agreement that is scheduled to occur over at least one year of time. IP episodic revenue is Semiconductor and IP licensing business revenue payable within one year pursuant to a contract. IP episodic revenue includes non-recurring engineering fees, initial license fees, back payments resulting from audits, damages awarded by courts or other tribunals, and lump sum settlement payments.

Importantly, a source of IP episodic revenue may become a source of recurring revenue, when, for example, a company settles litigation with the Company by paying a settlement amount and entering into a license agreement that calls for an initial license fee and ongoing royalty payment over several years. In this scenario, the settlement amount would be episodic revenue, as would the initial license fee, and the ongoing royalties would be recurring revenue.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for discontinued operations, either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, restructuring and other related exit costs, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. All financial data is presented on a GAAP basis except where the Company indicates its presentation is on a non-GAAP basis.

Set forth below are reconciliations of Company’s reported GAAP net income (loss) to non-GAAP net income and GAAP earnings per share to non-GAAP earnings per share guidance for the fourth quarter of 2017.

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XPERI CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2017	2016*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,535	$65,626
Short-term investments	60,225	47,379
Accounts receivable, net	15,228	15,863
Unbilled contract receivables	13,167	51,923
Other current assets	16,887	19,150

Total current assets	194,042	199,941

Restricted cash	8,540	—
Property and equipment, net	35,901	38,855
Intangible assets, net	457,405	541,879
Goodwill	385,574	382,963
Other assets	18,234	22,798

Total assets	$1,099,696	$1,186,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,273	$7,531
Accrued legal fees	5,021	7,505
Accrued liabilities	39,711	29,086
Current portion of long-term debt	6,000	6,000
Deferred revenue	4,578	895

Total current liabilities	61,583	51,017

Long-term deferred tax liabilities	9,589	32,565
Long-term debt, net	574,557	577,239
Other long-term liabilities	17,792	17,830
Stockholders’ equity:
Common stock	60	59
Additional paid-in capital	677,133	644,194
Treasury stock	(313,645)	(300,114)
Accumulated other comprehensive loss	(110)	(148)
Retained earnings	72,737	163,794

Total stockholders’ equity	436,175	507,785

Total liabilities and stockholders’ equity	$1,099,696	$1,186,436

*	Derived from audited financial statements

XPERI CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Royalty and license fees	$88,508	$62,433	$247,085	$189,430

Total revenues	88,508	62,433	247,085	189,430

Operating expenses:
Cost of revenues	1,667	99	4,370	238
Research, development and other related costs	25,840	8,622	78,165	28,997
Selling, general and administrative	33,995	12,491	108,202	34,751
Amortization expense	27,769	6,052	84,475	18,126
Litigation expense	9,163	580	27,368	12,422

Total operating expenses	98,434	27,844	302,580	94,534

Operating income (loss)	(9,926)	34,589	(55,495)	94,896
Interest expense	(7,371)	—	(20,876)	—
Other income and expense, net	739	864	1,005	2,473

Income (loss) before taxes	(16,558)	35,453	(75,366)	97,369
Provision for (benefit from) income taxes	(4,442)	11,634	(13,164)	31,977

Net income (loss)	$(12,116)	$23,819	$(62,202)	$65,392

Basic and diluted net income (loss) per share:
Net income (loss) per share - basic	$(0.24)	$0.49	$(1.26)	$1.33

Net income (loss) per share - diluted	$(0.24)	$0.48	$(1.26)	$1.31

Cash dividends declared per share	$0.20	$0.20	$0.60	$0.60

Weighted average number of shares used in per share calculations - basic	49,469	48,545	49,293	49,096

Weighted average number of shares used in per share calculations - diluted	49,469	49,304	49,293	49,803

XPERI CORPORATION

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO NON-GAAP INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP net income (loss)	$(12,116)	$23,819	$(62,202)	$65,392
Adjustments to GAAP net income (loss):
Stock-based compensation expense:
Research, development and other	3,290	1,192	9,424	4,063
Selling, general and administrative	5,086	2,281	14,537	6,978
Amortization of acquired intangibles	27,769	6,052	84,475	18,126
Acquisition transaction costs	—	1,761	1,837	1,761
Severance from DTS acquisition:
Research, development and other	—	—	224	—
Selling, general and administrative	—	—	288	—
Post acquisition retention bonus to DTS employees:
Research, development and other	838	—	2,492	—
Selling, general and administrative	2,809	—	8,343	—
Insurance settlement	—	(5,000)	—	(5,000)
Tax adjustments for non-GAAP items	(11,760)	(1,482)	(27,734)	(7,937)

Non-GAAP net income	$15,916	$28,623	$31,684	$83,383

Non-GAAP net income per share - diluted	$0.30	$0.57	$0.61	$1.64

Weighted average number of shares used in per share calculations excluding the effects of stock based compensation - diluted	52,794	50,339	52,210	50,840

XPERI CORPORATION

EPISODIC AND RECURRING REVENUE

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Episodic	$—	$—	$3,750	$5,686
Recurring	88,508	62,433	243,335	183,744

Total revenue	$88,508	$62,433	$247,085	$189,430

XPERI CORPORATION

RECONCILIATION FOR GUIDANCE ON

GAAP TO NON-GAAP EARNINGS PER SHARE (LOSS PER SHARE)

(unaudited)

	Three Months Ended
	December 31, 2017
	Low	High
(Loss)/earnings per share - GAAP	$(0.30)	$0.33

Acquisition related costs	0.07	0.07
Stock based compensation	0.18	0.18
Amortization of intangible assets	0.56	0.55

Subtotal GAAP adjustments	0.81	0.80

Income tax effect and other	(0.22)	(0.35)

Earnings per share - non-GAAP	$0.29	$0.78